UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2003

Wellman, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ (Address or principal executive offices)	07702 (Zip Code)

Registrant's telephone number, including area code 732-212-3300

Item 5. Other Events and Regulation FD Disclosure

(a) Private Equity Investment

On February 12, 2003, Wellman, Inc. ("Wellman") issued a press release announcing that it entered into an agreement to sell up to $125.4 million of perpetual convertible preferred stock to Warburg Pincus, a global private equity firm. The release further stated that Oliver M. Goldstein, a Warburg Pincus Vice President, was named a director of Wellman, increasing to nine the number of directors on Wellman's board. This press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(b) Fourth Quarter and Full Year 2002 Earnings

On February 12, 2003, Wellman issued a press release reporting its financial results for the quarter and year ended December 31, 2002. This press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No. Title

99.1	Press Release, dated February 12, 2003, announcing $125 million private equity investment
99.2	Press Release, dated February 12, 2003, announcing fourth quarter and full year 2002 earnings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WELLMAN, INC.

DATED: February 13, 2003	By: /s/Keith R. Phillips Keith R. Phillips Chief Financial Officer